Exhibit 99.1

Synacor Beats Guidance for Both Revenue and EBITDA

in Fourth Quarter and Full Year 2015 Results

•	Q4 2015 revenue of $32.4 million, adjusted EBITDA of $2.9 million

•	FY 2015 revenue of $110.2 million, 3.4% year-over-year growth

•	FY 2015 adjusted EBITDA of $7.6 million, 248% year-over-year growth

•	Highlights include Q1 2016 Technorati acquisition; video and email customer wins

BUFFALO, N.Y., March 16, 2016 - Synacor Inc. (NASDAQ: SYNC), the trusted multiscreen technology and monetization partner for video, internet and communications providers, device manufacturers, and enterprises, today announced its financial results for the quarter and year ended December 31, 2015.

“We close an eventful 2015 for Synacor with another successful quarter,” said Synacor CEO Himesh Bhise. “We acquired advertising pioneer Technorati, added new customers for our video platform, and won several email contracts around the world. Our 2015 financial results show significant year-over-year growth.”

“Today’s Synacor is strong. We have gone through a massive transformation, Strengthened further with the acquisitions of Zimbra and Technorati. We have emerged with a global customer base, a compelling portfolio of products generating recurring and fee-based revenue, and innovative advertising solutions. Our customers value us as their trusted partner, enabling them to better engage with their hundreds of millions of consumers. We are poised for significant growth.”

Recent Highlights

•	Acquired digital advertising pioneer Technorati, which serves 1,000+ publishers and brings 100+ million monthly unique visitors to Synacor’s advertising reach, as well as a state-of-the-art header bidding management solution.

•	Signed a new multi-year contract with a communications provider to deploy Synacor’s End-to-End Advanced Video Solutions.

•	Expanded relationship with Grande Communications, a Texas-based broadband communications company, with a multi-year agreement to include Managed Portals, Cloud ID TV Everywhere Authentication, and Search & Discovery Metadata platform for multiplatform TV.

•	Won several email engagements, including a large insurance and financial Company, an international defense department and an international financial government agency.

•	Announced a partnership with VNC to incorporate a chat and conferencing solution into the Zimbra Email and Collaboration platform.

Q4 2015 Financial Results

Revenue: For the fourth quarter of 2015, total revenue was $32.4 million, an increase of 5% compared with $30.9 million in the fourth quarter of 2014. Search and advertising revenue was $19.3 million, a decrease of 22% compared with $24.9 million in the fourth quarter of 2014. Recurring and fee-based revenue was $13.1 million, an increase of 118% compared with $6.0 million in the fourth quarter of 2014.

For the fourth quarter of 2015, Synacor averaged 21.0 million multi-platform unique visitors per month, compared with 21.6 million in the fourth quarter of 2014.

Adjusted EBITDA: For the fourth quarter of 2015, adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), which excludes stock-based compensation expense, was $2.9 million, or 9% of revenue, compared with $4.0 million, for the fourth quarter of 2014.

Net Income: For the fourth quarter of 2015, net loss was $0.4 million, compared with net loss of $6.4 million in the fourth quarter of 2014. Earnings per share, or EPS, was a loss of $0.01. The net loss includes stock-based compensation expense of $0.8 million, or $0.03 per share, in the fourth quarter of 2015, compared with $0.8 million, or $0.03 per share, in the fourth quarter of 2014. The EPS calculations for the fourth quarter of 2015 are based on 30.0 million weighted average common shares outstanding. The EPS calculations for the fourth quarter of 2014 are based on 27.4 million weighted average common shares outstanding.

Cash: The Company ended the fourth quarter of 2015 with $15.7 million in cash and cash equivalents, compared with $15.6 million at the end of the prior quarter. Cash generated by operating activities was $1.5 million for the fourth quarter of 2015, compared with $3.0 million generated by operating activities in the same period of the prior year.

FY 2015 Financial Results

Revenue: For fiscal 2015, total revenue was $110.2 million, an increase of 3% compared with $106.6 million in fiscal 2014. Search and advertising revenue was $78.3 million, a decrease of 7% compared with $83.9 million in fiscal 2014. Recurring and fee-based revenue was $31.9 million, an increase of 41% compared with $22.7 million in fiscal 2014.

For 2015, Synacor averaged 20.9 million multi-platform unique visitors per month, unchanged from 2014.

Adjusted EBITDA: For fiscal 2015, EBITDA, which excludes stock-based compensation expense and $0.5 million in Zimbra acquisition costs, was $7.6 million, or 7% of revenue, compared with $2.2 million for fiscal year 2014, which excludes restructuring costs of $1.3 million and a gain on the sale of the check.com domain name of $1.0 million.

Net Income: For fiscal 2015, net loss was $3.5 million, compared with net loss of $12.9 million in fiscal 2014. EPS was a loss of $0.12 per share compared with a loss of $0.47 per share in fiscal 2014. The net loss includes stock-based compensation expense of $3.1 million, or $0.11 per share, in fiscal 2015, compared with $3.6 million, or $0.13 per share, in fiscal 2014. The EPS calculations for fiscal 2015 are based on 28.2 million weighted average common shares outstanding. The EPS calculations for fiscal 2014 are based on 27.4 million weighted average common shares outstanding.

Guidance

Based on information available as of March 16, 2016, the company is providing financial guidance for the first quarter and fiscal 2016 as follows:

•	Q1 2016 Guidance: Revenue for the first quarter of 2016 is projected to be in the range of $28.0 million to $29.0 million. The company expects to report adjusted EBITDA of $0.0 million to $1.0 million.

•	Fiscal 2016 Guidance: Revenue for the full year of 2016 is projected to be in the range of $125.0 million to $130.0 million. For the full year of 2016, the company expects to report adjusted EBITDA of $4.0 million to $6.0 million.

Conference Call Details

Synacor will host a conference call today at 5 p.m. ET to discuss the fourth-quarter and year-end financial results with the investment community. The live webcast of Synacor’s earnings conference call can be accessed at http://investor.synacor.com/events.cfm. To participate, please login approximately ten minutes prior to the webcast. For those without access to the Internet, the call may be accessed toll-free via phone at (877) 837-3911, with conference ID 47007081, or callers outside the U.S. may dial (253) 237-1167. Following completion of the call, a recorded webcast replay will be available on Synacor’s website through March 24, 2016. To listen to the telephone replay, call toll-free (855) 859-2056, or callers outside the U.S. may dial (404) 537-3406. The conference ID is 47007081.

About Synacor

Synacor (NASDAQ: SYNC) enables organizations to better engage with their consumers. Synacor is the trusted technology development, multiplatform services and revenue partner for video, Internet and communications providers, device manufacturers and enterprises. www.synacor.com

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

We report adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

For a reconciliation of adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to the table “Reconciliation of GAAP to Non-GAAP Measures” in this press release.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements concerning Synacor’s expected financial performance (including, without limitation, statements and information in the Business Outlook section and the quotations from management), as well as Synacor’s strategic and operational plans. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: execution of our plans and strategies; the loss of a significant customer; our ability to obtain new customers; our ability to integrate the assets and personnel from acquisitions; expectations regarding consumer taste and user adoption of applications and solutions; developments in Internet browser software and search advertising technologies; general economic conditions; expectations regarding the company’s ability to timely expand the breadth of services and products or introduction of new services and products; consolidation within the cable and telecommunications industries; changes in the competitive dynamics in the market for online search and digital advertising; the risk that security measures could be breached and unauthorized access to subscriber data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s most recent Form 10-Q filed with the SEC. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at http://investor.synacor.com/. All information provided in this release and in the attachments is available as of March 16, 2016, and Synacor undertakes no duty to update this information.

Contacts

Investor Contact:

David Calusdian, Executive Vice President & Partner

Sharon Merrill

ir@synacor.com

716-362-3309

Press Contact:

Meredith Roth, VP, Corporate Communications

Synacor

mroth@synacor.com

716-362-3880

Synacor, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of December 31, 2014	As of December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$25,600	$15,697
Accounts receivable, net	20,479	24,341
Prepaid expenses and other current assets	2,292	3,290

Total current assets	48,371	43,328
Property and equipment, net	15,128	14,377
Goodwill	1,565	15,187
Intangible assets	—	14,798
Investments	1,073	1,000
Other long-term assets	101	336

Total Assets	$66,238	$89,026

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,545	$9,004
Accrued expenses and other current liabilities	7,761	9,765
Current portion of deferred revenue	642	11,295
Current portion of capital lease obligations	1,150	1,574

Total current liabilities	22,098	31,638
Long-term portion of capital lease obligations	1,383	1,007
Long-term debt	—	5,000
Deferred revenue	—	3,225
Other long-term liabilities	275	2,052

Total Liabilities	23,756	42,922

Stockholders’ Equity:
Common stock	279	306
Treasury stock	(1,142)	(1,332)
Additional paid-in capital	105,961	113,238
Accumulated deficit	(62,636)	(66,110)
Accumulated other comprehensive income	20	2

Total stockholders’ equity	42,482	46,104

Total Liabilities and Stockholders’ Equity	$66,238	$89,026

Synacor, Inc.

Condensed Consolidated Statements of Operations

(In thousands except share and per share amounts)

(Unaudited)

	Three months ended December 31,		For the Year Ended December 31,
	2014	2015	2014	2015
Revenue	$30,909	$32,448	$106,579	$110,245
Costs and operating expenses:
Cost of revenue (1)	16,535	14,218	57,939	54,423
Technology and development (1)(2)	4,071	6,219	26,259	20,007
Sales and marketing (2)	3,614	4,797	10,807	16,272
General and administrative (1)(2)	3,560	5,106	14,249	15,543
Depreciation and amortization	1,818	2,185	5,126	6,901
Gain on sale of domain	—	—	(1,000)	—

Total costs and operating expenses	29,598	32,525	113,380	113,146

Income (loss) from operations	1,311	(77)	(6,801)	(2,901)
Other (expense) income	(29)	16	(28)	(16)
Interest expense	(32)	(102)	(218)	(245)

Income (loss) before income taxes and equity interest	1,250	(163)	(7,047)	(3,162)
Provision for income taxes	7,434	209	4,821	239
Loss on equity interest	(234)	(16)	(1,063)	(73)

Net loss	$(6,418)	$(388)	$(12,931)	$(3,474)

Net loss per share:
Basic	$(0.23)	$(0.01)	$(0.47)	$(0.12)

Diluted	$(0.23)	$(0.01)	$(0.47)	$(0.12)

Weighted average shares used to compute net loss per share:
Basic	27,385,741	29,977,417	27,389,793	28,213,838

Diluted	27,385,741	29,977,417	27,389,793	28,213,838

Notes:
(1) Exclusive of depreciation shown separately.
(2) Includes stock-based compensation as follows:

	Three months ended December 31,		For the Year Ended December 31,
	2014	2015	2014	2015
Technology and development	$229	$243	$1,621	$936
Sales and marketing	238	226	599	942
General and administrative	375	295	1,375	1,237

	$842	$764	$3,595	$3,115

Synacor, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Year Ended December 31,
	2014	2015
Cash Flows from Operating Activities:
Net loss	$(12,931)	$(3,474)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	5,126	6,901
Stock-based compensation expense	3,595	3,115
Gain on sale of domain	(1,000)	—
Provision for deferred income taxes	4,769	—
Loss in equity investment	1,063	73
Change in assets and liabilities net of effect of acquisition:
Accounts receivable, net	(5,910)	(362)
Prepaid expenses and other current assets	(367)	(547)
Other long-term assets	247	(167)
Accounts payable	(359)	(3,579)
Accrued expenses and other current liabilities	2,665	2,090
Deferred revenue	—	3,478
Other long-term liabilities	(207)	122

Net cash (used in) provided by operating activities	(3,309)	7,650

Cash Flows from Investing Activities:
Purchases of property and equipment	(4,982)	(3,236)
Investment in equity interest	(772)	—
Proceeds from sale of domain	1,000	—
Acquisition net of cash acquired	—	(17,260)

Net cash used in investing activities	(4,754)	(20,496)
Cash Flows from Financing Activities:
Proceeds from bank financing	—	5,000
Repayments on capital lease obligations	(2,258)	(1,442)
Proceeds from exercise of common stock options	68	70
Purchase of treasury stock and shares received to satisfy minimum tax withholding liabilities	(562)	(190)
Deferred acquisition payment	—	(495)

Net cash (used in) provided by financing activities	(2,752)	2,943

Effect of exchange rate changes on cash and cash equivalents	18	—

Net decrease in Cash and Cash Equivalents	(10,797)	(9,903)
Cash and Cash Equivalents at beginning of period	36,397	25,600

Cash and Cash Equivalents at end of period	$25,600	$15,697

Synacor, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(Unaudited)

The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated:

	Three months ended December 31,		For the Year Ended December 31,
	2014	2015	2014	2015
Reconciliation of Adjusted EBITDA:
Net loss	$(6,418)	$(388)	$(12,931)	$(3,474)
Provision for income taxes	7,434	209	4,821	239
Interest expense	32	102	218	245
Other expense (income)	29	(16)	28	16
Depreciation and amortization	1,818	2,185	5,126	6,901
Stock-based compensation expense	842	764	3,595	3,115
Loss on equity interest	234	16	1,063	73
Gain on sale of domain	—	—	(1,000)	—
Reduction in workforce severance and related costs	—	—	1,260	—
Acquisition costs	—	—	—	478

Adjusted EBITDA	$3,971	$2,872	$2,180	$7,593